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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT is made as of the 1st day of January, 2004, by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company"), and THOMAS SCULLY, an individual ("Consultant").

                                   WITNESSETH:

      WHEREAS, the Company desires the services of Consultant, and Consultant is willing to be engaged by the Company in a consulting capacity as an independent contractor, upon and subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Engagement. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, on and subject to the terms and conditions set forth herein, to serve the Company in a consulting capacity.

      2. Term. The period of service of Consultant to the Company will be for a term of one year commencing on January 1, 2004 and terminating on December 31, 2004 (the "Consulting Period"). Either party hereto may terminate this Agreement at any time, without cause, after giving the other party hereto thirty (30) days' prior written notice of such decision. The Company will also be entitled to immediately terminate this Agreement, for cause, if any of the following events shall occur:

            (a) Consultant dies or becomes disabled to such an extent that Consultant cannot perform his duties hereunder;

            (b) Consultant engages in criminal, unethical, immoral or fraudulent conduct, in the good faith opinion of the Company, or Consultant is found guilty of such conduct by any court or governmental agency of competent jurisdiction;

            (c) The observed use of illegal drugs by Consultant at any time or place or the abuse of alcohol or the appearance, in the good faith determination of the Company, of Consultant being under the influence of drugs and/or alcohol on the premises of the Company or any client of the Company, during any time during which Consultant is performing services for the Company, or the good faith determination of the Company that Consultant is addicted to drugs or alcohol;

            (d) Consultant's gross negligence or willful misconduct in the performance of the duties and services required of Consultant; or

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            (e)   Intentional refusal by Consultant to perform any duty
reasonably required of Consultant hereunder for a continuous period of three (3) calendar days after delivery of written notice thereof to Consultant by the Company.

Upon termination of this Agreement, Consultant shall be entitled only to the compensation payable under Section 4 of this Agreement accruing through the date of termination.

      3.    Duties.

            (a) Subject to the terms and conditions hereinafter provided, the Company engages Consultant to provide regulatory advice and government relations services as such services are from time to time identified by the Company's Chief Executive Officer ("CEO") with the concurrence of Consultant. During the term of this Agreement, Consultant shall report to the CEO. If agreed upon between the CEO and Consultant, Consultant will perform such additional or different duties and services appropriate to Consultant's abilities. Consultant shall at all times comply with, and be subject to, such reasonable policies, procedures, rules and regulations as the Company may establish from time to time.

            (b) During the Consulting Period, Consultant shall use his best efforts to preserve and promote the name, reputation and business of the Company. Consultant agrees that at all times during and after the Consulting Period he shall take no action which would adversely affect the name, reputation or business of the Company.

      4. Compensation. As total and exclusive compensation for consulting services rendered hereunder, the Company agrees to pay Consultant compensation under this Agreement at an annual rate of $75,000, payable in monthly installments of $6,250 during the Consulting Period on the first day of each month.

      5. Expenses. All reasonable and customary expenses incurred by Consultant in performance of the services required by this Agreement, including, but not by way of limitation, all related out-of-pocket expenses, shall be reimbursed promptly by the Company upon appropriate documentation by Consultant; provided that each expenditure in excess of $1,000 must be approved in advance by the CEO or Chief Financial Officer of Company.

      6. Confidentiality. Consultant covenants and agrees that he will not, to the detriment of the Company, at any time during or after the termination of the Consulting Period, reveal, divulge or make known to any person (other than the Company or its officers, employees or agents who need to know such information, or as a result of legal process) or use for his own account or the account of any other person any confidential or proprietary records, data, trade secrets, customer lists or any other confidential or proprietary information whatsoever (the "Confidential Information") used by the Company and made known (whether or not with the knowledge and permission of the Company, and whether or not developed, devised or otherwise created in whole or in part by the efforts of Consultant) to Consultant by reason of his association with the Company. Consultant further covenants and agrees that he shall retain all

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such knowledge and information which he shall acquire or develop respecting such
Confidential Information in trust for the sole benefit of the Company and its successors and assigns.

      7. Independent Contractor; Limitations on Authority. In the performance of the duties and obligations imposed under this Agreement, it is mutually understood and agreed that Consultant is at all times acting and performing as an independent contractor. It is agreed by the parties hereto that no act or inaction of Consultant shall be construed to make or render Consultant the agent, employee or servant of the Company. Consultant shall have no authority to bind the Company by or to any obligation, agreement, promise or representation without first obtaining the Company's prior written approval.

      8. Taxes. Consultant will assume full responsibility for payment of federal, state and local taxes, contributions required under Social Security and any other taxes imposed with respect to his receipt of compensation hereunder. Consultant agrees to fully indemnify and hold the Company harmless with respect to any claims, assessments, suits, expenses (including, but not limited to reasonable attorneys' fees) damages, settlements or losses incurred by or threatened against the Company which arise as a result of any taxing authority alleging liability on the part of the Company for any such taxes.

      9. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof. Any other oral or written agreements entered into with respect hereto are hereby revoked and superseded by this Agreement.

      10. Existing Agreements. Consultant represents to the Company that he is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding or any other obligation which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.

      11. Paragraph Headings. The paragraph headings of this Agreement are for convenience of reference only and shall not limit or define the text thereof.

      12. Severability. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

      13. Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be sufficient if mailed by registered or certified mail, postage prepaid to the following addresses:

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            If to Consultant:

            Thomas Scully
            c/o Welsh Carson Anderson & Stowe
            320 Park Avenue, 25th Floor
            New York, NY 10022-6815

            If to the Company:

            Select Medical Corporation
            P.O. Box 2034
            4716 Old Gettysburg Road
            Mechanicsburg, PA 17055
            Attention: Mr. Robert A. Ortenzio

            with a copy to:

            Select Medical Corporation
            P.O. Box 2034
            4718 Old Gettysburg Road
            Mechanicsburg, PA 17055
            Attention: General Counsel

or such other address as any party hereto shall have specified by notice in writing to the other party hereto. All such notices and communications shall be deemed to have been received on the date of delivery thereof or the third business day after the mailing thereof, whichever is earlier.

      14. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement or any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent or other breach, whether or not similar to the breach waived.

      15. Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts so executed shall constitute an original agreement binding on all the parties but together shall constitute but one instrument.

      16. Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. Consultant may not assign Consultant's rights or interest in this Agreement, and any purported assignment by Consultant in violation hereof shall be null and void. This Agreement shall not be assignable by the Company unless there shall occur (i) a sale of all or substantially all of the

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assets of the Company, (ii) a dissolution or liquidation of the Company or (iii)
a merger of the Company into another entity in which the Company is not the surviving corporation.

      17. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

      IN WITNESS WHEREOF, Consultant and the Company have executed this Agreement on the date first above set forth.

                                             The Company:

                                             SELECT MEDICAL CORPORATION, a
                                             Delaware corporation

                                             By: /s/ Robert A. Ortenzio
                                                 -------------------------------
                                                        Robert A. Ortenzio,
                                                        CEO & President

                                             Consultant:

                                             /s/ Thomas Scully
                                             -----------------------------------
                                                        THOMAS SCULLY

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